UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 10, 2015
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On March 10, 2015, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the third quarter of fiscal year 2015. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the third quarter fiscal year 2015 earnings presentation.

Exhibit No.	Description

99.1           Press release dated March 10, 2015 titled “John Wiley & Sons, Inc. Reports Third Quarter Fiscal Year 2015 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:                                                                 Media Contact:
Brian Campbell, Investor Relations                                   Linda Dunbar, Media Relations
201.748.6874                                                                          201.748.6390
brian.campbell@wiley.com                                                 ldunbar@wiley.com

John Wiley & Sons, Inc. Reports Third Quarter Fiscal Year 2015 Results

•	Revenue of $466 million, up 5% over prior year on a constant currency basis
•	Journal subscription revenue of $154 million, up 4% on a constant currency basis
•	Adjusted EPS of $0.99, up 9% over prior year on a constant currency basis
•	Full year financial outlook reaffirmed

March 10, 2015 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced the following results for the third quarter of fiscal year 2015:

                                                                                        Change
$ millions	FY15	FY14	Excluding FX	Including FX
ADJUSTED
Revenue Q3 9 Months	$466 $1,381	$458 $1,318	5% 5%	2% 5%
EPS Q3 9 Months	$0.99 $2.45	$0.93 $2.28	9% 8%	6% 7%
US GAAP
Revenue Q3 9 Months	$466 $1,381	$458 $1,318	5% 5%	2% 5%
EPS Q3 9 Months	$0.72 $2.18	$0.88 $2.10	(16%) 5%	(18%) 4%
Please see the attached financial schedules for more detail

Management Commentary
“Revenue growth this quarter continued to be driven by the strength of our Research journals business, our 2014 acquisitions, and the continued double-digit growth of our Education solutions businesses, including Deltak Education Services and WileyPLUS Course Workflow Solutions,” said Mark Allin, Chief Operating Officer.  “For the quarter, journal subscriptions revenue increased 4% on a constant currency basis, while Education Services (Deltak) secured eleven new online programs and another university partner.  Our profitability also improved, with higher gross margins from digital products, cost savings from restructuring, and lower income tax rates resulting in another quarter of solid earnings growth for the Company.”

Fiscal Year 2015 Outlook
Wiley reaffirms its fiscal year 2015 outlook of mid-single-digit revenue growth on a constant currency basis and adjusted EPS in a range of $3.25 to $3.35.

Foreign Exchange (FX)
Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring and impairment charges and deferred tax benefits related to a UK corporate income tax rate reduction.  Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Third Quarter and First Nine Months Summary
•
Third quarter revenue grew 5% on a constant currency basis, or 2% including the impact of foreign exchange, to $465.9 million.  Growth in Research Communication/Journals (+5%) and Education Services-Deltak (+20%), as well as a five-month contribution from CrossKnowledge (+$16.2 million) offset a decline in books sales overall.  As previously disclosed, financial results for the recently acquired CrossKnowledge had been reported on a two-month delay pending implementation of reporting process improvements.  With these five months reported, CrossKnowledge reporting is now current on a year-to-date basis. Wiley revenue for the first nine months grew 5% on a constant currency and reported basis to $1.38 billion.

•
Organic revenue was essentially flat for the third quarter on a constant currency basis, but increased 1% for the nine months.  Organic revenue excludes the combined contribution from CrossKnowledge and Profiles International of $22 million for the quarter and $49 million year-to-date.

•
Third quarter adjusted earnings per share (EPS) rose 9% on a constant currency basis, or 6% including foreign exchange, to $0.99.  Adjusted EPS excludes certain one-time or unusual items in the current and prior year periods as further described in the attached reconciliation of US GAAP to Adjusted EPS.  Adjusted EPS growth was due to higher gross margins from digital products, restructuring savings, and lower income tax rates, partially offset by investments in digital products and services and internal business systems, as well as the dilutive impact of the recent Talent Solutions acquisitions.  Adjusted EPS for the first nine months rose 8% to $2.45.

•
Third quarter adjusted shared services and administration costs grew 4% on a constant currency basis, or 2% including foreign exchange, to $121.4 million.  Other Administration (+23%) and Technology and Content Management (+3%) costs offset lower Distribution and Operation Services (-13%) expenses.  The increase in Other Administration expenses reflects the expiration of a real estate tax incentive related to the Company’s Hoboken headquarters, early stage investment in an Enterprise Resource Planning (ERP) implementation, and occupancy costs related to recent acquisitions.  Note that adjusted shared services costs exclude restructuring charges principally related to the consolidation and disposition of real estate assets.  For the first nine months, adjusted shared services and administrative costs, excluding the impact of currency, were up 1% compared to the prior year period.

•	Free Cash Flow was $80.0 million for the first nine months of the year compared to $84.6 million in the prior year period, mainly due to increased investment in technology.

•
Share Repurchases: Wiley repurchased 350,000 shares in the quarter at a cost of $20.4 million, or $58.42 per share.  For the first nine months, Wiley repurchased 1,083,000 shares at a cost of $62.0 million, or $57.26 per share.  Approximately 2.2 million shares remain in the current authorized program.

•
Management Update:  On February 10, Wiley announced that President and Chief Executive Officer Stephen M. Smith was diagnosed with a recurrence of urological cancer and would be taking a period of medical leave in order to focus on treatment.  In the interim, Wiley’s Executive Leadership Team will report to Mark Allin, the recently named Chief Operating Officer (COO), and Mr. Allin will report to the Executive Committee of the Board of Directors.  Mr. Allin is a 14-year Wiley veteran and until recently served as the Executive Vice President of Professional Development.  Prior to that, he was the Managing Director of Wiley Asia.

•
Third Quarter Restructuring Charge:  As anticipated, the Company recorded a restructuring charge of approximately $24 million this quarter, with about half of the charge related to the completion of facility consolidations and dispositions in connection with prior restructuring actions and the remainder principally due to severance costs related to reorganization and consolidation.

RESEARCH
•
Revenue:  Third quarter revenue of $246.5 million grew 3% on a constant currency basis and declined 1% including the impact of FX.  Steady revenue growth continued in Journal Subscriptions (+4%), Funded Access (+46%), and Other Journal Revenue (+7%).  Books and References revenue decreased 8% while Other Research Revenue grew 8%.  For the first nine months, Research revenue increased 2% on a constant currency basis to $766.1 million.

•
Calendar Year 2015 Journal Subscriptions:  Through January 31, calendar year 2015 journal subscription billings increased 1% over the prior year period on a constant currency basis with approximately 81% of expected 2015 business closed.

•
Adjusted Contribution to Profit:  Third quarter adjusted contribution to profit after allocated shared service and administrative costs of $72.5 million increased 11% on a constant currency basis due to revenue growth and cost savings from procurement and outsourcing initiatives.  For the first nine months, adjusted contribution to profit grew 7% to $220.9 million.

•
Society Business:  Two new society journals were signed in the quarter with combined annual revenue of $0.2 million; 24 were renewed with combined annual revenue of $13 million; and three with combined annual revenue of $0.6 million were not renewed.

PROFESSIONAL DEVELOPMENT
•
Revenue:  Third quarter revenue grew 17% on a constant currency basis (+15% including FX) to $108.6 million due to contribution from 2014 acquisitions, including three months of reported revenue contribution from Profiles International (+$5.8 million) and five months from CrossKnowledge (+$16.2 million) due to reporting improvements enabling elimination of the two-month reporting delay. Excluding the contributions from both acquisitions, revenue was down 7% from prior year as a decline in Book sales (-12%) exceeded growth in Online Test Preparation and Certification (+14%) and other Assessment revenue (+9%).  Revenue for the first nine months increased 13% on a constant currency basis to $306.6 million, but declined 5% excluding the contributions from acquisitions.

•
Adjusted Contribution to Profit:  Third quarter adjusted contribution to profit after allocated shared service and administrative costs rose 8% to $12.9 million primarily due to restructuring savings, partially offset by lower gross margins on lower book volume and the dilutive impact of the recent Talent Solutions acquisitions.  Adjusted contribution to profit for the first nine months increased 27% on a constant currency basis.

•
Online Learning and Training:  CrossKnowledge announced an agreement with Gavisus, a Scandinavian-based digital learning and talent development company.  CrossKnowledge will provide Gavisus with the technology to plan, design and deliver online leadership training to clients in Norway, Sweden and Denmark.

•	Online Test Preparation: Wiley introduced the Wiley CFA Exam Review, an online test preparation product for the Chartered Financial Analyst (CFA) certification.

EDUCATION
•
Revenue: Third quarter revenue on a constant currency basis declined 2% (or 4% including FX) to $110.9 million, with a 14% decline in Books more than offsetting growth in Custom Products (+6%), Course Workflow Solutions (+13%), and Education Services-Deltak (+20%).  Revenue for the first nine months grew 4% on a constant currency basis to $308.1 million.

•
Adjusted Contribution to Profit:  Third quarter adjusted contribution to profit after shared service and administrative costs decreased 5% to $27.6 million, reflecting lower revenue and continued investment in Education Services (Deltak).  Adjusted contribution to profit after shared services for the first nine months was down 1% to $55.8 million.

•
Education Services (Deltak):  In the quarter, Education Services (Deltak) signed Manhattan College as a new online program partner and added eleven new programs for a total of 38 partners and 192 programs under contract (164 revenue-generating and 28 in development).

Earnings Conference Call
•	Scheduled for today, March 10, at 10:00 a.m. (ET)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 572-7034 and enter the participant code 9356260#
•	International callers, please dial (719) 325-2432 and enter the participant code 9356260#.
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2015 AND 2014
(in thousands, except per share amounts)

THIRD QUARTER ENDED JANUARY 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excel. FX

Revenue	$465,905	-	465,905	457,933	-	457,933	2%	5%

Costs and Expenses
Cost of Sales	124,245	-	124,245	130,563	-	130,563	-5%	-2%
Operating and Administrative	250,479	-	250,479	238,569	-	238,569	5%	7%
Restructuring Charges (A)	24,034	(24,034)	-	4,256	(4,256)	-
Amortization of Intangibles	13,105	-	13,105	11,165	-	11,165	17%	19%

Total Costs and Expenses	411,863	(24,034)	387,829	384,553	(4,256)	380,297	7%	4%

Operating Income	54,042	24,034	78,076	73,380	4,256	77,636	-26%	6%
Operating Margin	11.6%		16.8%	16.0%		17.0%

Interest Expense	(4,365)	-	(4,365)	(3,485)	-	(3,485)	25%	25%
Foreign Exchange Gain	2,783	-	2,783	29	-	29
Interest Income and Other	800	-	800	466	-	466	72%	72%

Income Before Taxes	53,260	24,034	77,294	70,390	4,256	74,646	-24%	5%

Provision for Income Taxes (A)	10,712	7,678	18,390	17,901	1,347	19,248	-40%	-3%

Net Income	$42,548	16,356	58,904	52,489	2,909	55,398	-19%	8%

Earnings Per Share- Diluted (A)	$0.72	0.28	0.99	0.88	0.05	0.93	-18%	9%

Average Shares - Diluted	59,343	59,343	59,343	59,713	59,713	59,713

NINE MONTHS ENDED JANUARY 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A-C)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$1,380,794	-	1,380,794	1,318,106	-	1,318,106	5%	5%

Costs and Expenses
Cost of Sales	382,839	-	382,839	380,706	-	380,706	1%	0%
Operating and Administrative	755,541	-	755,541	713,090	-	713,090	6%	6%
Restructuring Charges (A)	23,879	(23,879)	-	27,327	(27,327)	-
Impairment Charges (B)	-	-	-	4,786	(4,786)	-
Amortization of Intangibles	38,859	-	38,859	33,066	-	33,066	18%	16%

Total Costs and Expenses	1,201,118	(23,879)	1,177,239	1,158,975	(32,113)	1,126,862	4%	4%

Operating Income	179,676	23,879	203,555	159,131	32,113	191,244	13%	9%
Operating Margin	13.0%		14.7%	12.1%		14.5%

Interest Expense	(13,015)	-	(13,015)	(10,348)	-	(10,348)	26%	26%
Foreign Exchange Gain	2,828	-	2,828	329	-	329
Interest Income and Other	2,218	-	2,218	2,095	-	2,095	6%	6%

Income Before Taxes	171,707	23,879	195,586	151,207	32,113	183,320	14%	8%

Provision for Income Taxes (A-C)	41,736	7,654	49,390	26,588	21,126	47,714	57%	3%

Net Income	$129,971	16,225	146,196	124,619	10,987	135,606	4%	9%

Earnings Per Share- Diluted (A-C)	$2.18	0.27	2.45	2.10	0.19	2.28	4%	8%

Average Shares - Diluted	59,632	59,632	59,632	59,388	59,388	59,388

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2015 AND 2014

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	Third Quarter Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014

US GAAP Earnings Per Share - Diluted	$0.72	$0.88	$2.18	$2.10
Adjusted to exclude the following:
Restructuring Charges (A)	(0.28)	(0.05)	(0.27)	(0.31)
Impairment Charges (B)	-	-	-	(0.06)
Deferred Income Tax Benefit on UK Rate Change (C)	-	-	-	0.18

Adjusted Earnings Per Share - Diluted	$0.99	$0.93	$2.45	$2.28

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results for the three and nine months ended January 31, 2015 and the three and nine months ended January 31, 2014 exclude restructuring charges related to the Company's Restructuring and Reinvestment Program of $24.0 million or $0.28 per share, $23.9 million or $0.27 per share, $4.3 million or $0.05 per share, and $27.3 million or $0.31 per share, respectively.

(B)		IMPAIRMENT CHARGES: The adjusted results for the nine months ended January 31, 2014 exclude impairment charges related to certain technology investments of $4.8 million or $0.06 per share.
(C)
Deferred Income Tax Benefit on UK Rate Change: The adjusted results for the nine months ended January 31, 2014 exclude deferred tax benefits of $10.6 million, or $0.18 per share, associated with tax legislation enacted in the United Kingdom that reduced the U.K. corporate income tax rates by 3%.  The benefits reflect the remeasurement of the Company's deferred tax balances to the new income tax rates of 21% effective April 1, 2014 and 20% effective April 1, 2015 and had no current cash tax impact.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2015 and 2014
(in thousands)

THIRD QUARTER ENDED JANUARY 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$246,454	-	246,454	248,797	-	248,797	-1%	3%
Professional Development	108,587	-	108,587	94,201	-	94,201	15%	17%
Education	110,864	-	110,864	114,935	-	114,935	-4%	-2%

Total	$465,905	-	465,905	457,933	-	457,933	2%	5%

Direct Contribution to Profit
Research	$108,727	4,507	113,234	111,318	(782)	110,536	-2%	7%
Professional Development	35,214	3,588	38,802	38,886	(833)	38,053	-9%	4%
Education	46,415	1,033	47,448	48,411	117	48,528	-4%	0%

Total	$190,356	9,128	199,484	198,615	(1,498)	197,117	-4%	4%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$67,999	4,507	72,506	69,233	(782)	68,451	-2%	11%
Professional Development	9,307	3,588	12,895	13,279	(833)	12,446	-30%	8%
Education	26,581	1,033	27,614	29,851	117	29,968	-11%	-5%

Total	$103,887	9,128	113,015	112,363	(1,498)	110,865	-8%	6%

Unallocated Shared Services and Admin. Costs	(49,845)	14,906	(34,939)	(38,983)	5,754	(33,229)	28%	7%

Operating Income	$54,042	24,034	78,076	73,380	4,256	77,636	-26%	6%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(25,257)	4,052	(21,205)	(25,244)	17	(25,227)	0%	-13%
Technology and Content Management	(61,171)	1,842	(59,329)	(60,658)	2,283	(58,375)	1%	3%
Finance	(13,793)	164	(13,629)	(14,194)	882	(13,312)	-3%	5%
Other Administration	(36,093)	8,848	(27,245)	(25,139)	2,572	(22,567)	44%	23%
Total	$(136,314)	14,906	(121,408)	(125,235)	5,754	(119,481)	9%	4%

NINE MONTHS ENDED JANUARY 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A-B)	Adjusted	US GAAP	Adjusted excel. FX
Revenue
Research	$766,149	-	766,149	747,532	-	747,532	2%	2%
Professional Development	306,581	-	306,581	270,832	-	270,832	13%	13%
Education	308,064	-	308,064	299,742	-	299,742	3%	4%

Total	$1,380,794	-	1,380,794	1,318,106	-	1,318,106	5%	5%

Direct Contribution to Profit
Research	$344,155	4,322	348,477	334,179	4,590	338,769	3%	3%
Professional Development	104,354	3,833	108,187	100,075	4,834	104,909	4%	4%
Education	114,721	1,084	115,805	113,041	375	113,416	1%	4%

Total	$563,230	9,239	572,469	547,295	9,799	557,094	3%	3%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$216,603	4,322	220,925	204,646	4,590	209,236	6%	7%
Professional Development	26,630	3,833	30,463	19,513	4,834	24,347	-	27%
Education	54,757	1,084	55,841	57,502	375	57,877	-5%	-1%

Total	$297,990	9,239	307,229	281,661	9,799	291,460	6%	7%

Unallocated Shared Services and Admin. Costs	(118,314)	14,640	(103,674)	(122,530)	22,314	(100,216)	-3%	3%

Operating Income	$179,676	23,879	203,555	159,131	32,113	191,244	13%	9%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(71,760)	4,436	(67,324)	(78,334)	2,591	(75,743)	-8%	-11%
Technology and Content Management	(182,445)	1,285	(181,160)	(191,325)	13,243	(178,082)	-5%	1%
Finance	(40,252)	71	(40,181)	(40,436)	882	(39,554)	0%	2%
Other Administration	(89,097)	8,848	(80,249)	(78,069)	5,598	(72,471)	14%	11%
Total	$(383,554)	14,640	(368,914)	(388,164)	22,314	(365,850)	-1%	1%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment. Certain prior year amounts have been reclassified to conform to the current year's presentation.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2015 and 2014
(in thousands)

	Third Quarter Ended				Nine Months Ended
	January 31,				January 31,
	2015	2014	% Change	% Change excel. FX	2015	2014	% Change	% Change excl. FX

Research:
Direct Contribution to Profit	108,727	111,318	-2%	2%	344,155	334,179	3%	3%
Restructuring (Credits) Charges (A)	4,507	(782)			4,322	4,590
Adjusted Direct Contribution to Profit	113,234	110,536	2%	7%	348,477	338,769	3%	3%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(10,722)	(11,406)	-6%	-2%	(34,141)	(34,801)	-2%	-2%
Technology and Content Management	(24,254)	(24,888)	-3%	0%	(75,440)	(75,969)	-1%	-1%
Occupancy and Other	(5,752)	(5,791)	-1%	3%	(17,971)	(18,763)	-4%	-5%
Adjusted Contribution to Profit (after allocated	72,506	68,451	6%	11%	220,925	209,236	6%	7%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	35,214	38,886	-9%	-7%	104,354	100,075	4%	5%
Restructuring (Credits) Charges (A)	3,588	(833)			3,833	4,834
Adjusted Direct Contribution to Profit	38,802	38,053	2%	4%	108,187	104,909	3%	4%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(7,401)	(9,634)	-23%	-20%	(23,671)	(28,790)	-18%	-18%
Technology and Content Management	(12,550)	(11,834)	6%	6%	(35,347)	(37,872)	-7%	-7%
Occupancy and Other	(5,956)	(4,139)	44%	44%	(18,706)	(13,900)	35%	35%
Adjusted Contribution to Profit (after allocated	12,895	12,446	4%	8%	30,463	24,347	25%	27%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	46,415	48,411	-4%	-2%	114,721	113,041	1%	3%
Restructuring Charges (A)	1,033	117			1,084	375
Adjusted Direct Contribution to Profit	47,448	48,528	-2%	0%	115,805	113,416	2%	4%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(3,341)	(4,098)	-18%	-16%	(9,886)	(11,987)	-18%	-17%
Technology and Content Management	(12,815)	(11,935)	7%	8%	(39,630)	(34,979)	13%	14%
Occupancy and Other	(3,678)	(2,527)	46%	46%	(10,448)	(8,573)	22%	23%
Adjusted Contribution to Profit (after allocated	27,614	29,968	-8%	-5%	55,841	57,877	-4%	-1%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	113,015	110,865	2%	6%	307,229	291,460	5%	7%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(49,845)	(38,983)	28%	29%	(118,314)	(122,530)	-3%	-4%
Restructuring Charges (A)	14,906	5,754			14,640	17,528
Impairment Charges (B)	-	-			-	4,786
Adjusted Unallocated Shared Services and Admin. Costs	(34,939)	(33,229)	5%	7%	(103,674)	(100,216)	3%	3%

Adjusted Operating Income	78,076	77,636	1%	6%	203,555	191,244	6%	9%

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment. Certain prior year amounts have been reclassified to conform to the current year's presentation.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2015 and 2014
(in thousands)

	Third Quarter				Nine Months
	Ended January 31,		% of	% Change	Ended January 31,		% of	% Change
	2015	2014	Revenue	excl. FX	2015	2014	Revenue	excl. FX

RESEARCH
Research Communication:
Journal Subscriptions	$153,755	154,035	62%	4%	$490,893	478,374	64%	2%
Funded Access	6,066	4,347	2%	46%	16,562	11,538	2%	43%
Other Journal Revenue	27,833	27,393	11%	7%	90,720	76,487	12%	19%
	187,654	185,775	76%	5%	598,175	566,399	78%	5%

Books and References:
Print Books	27,743	30,990	11%	-8%	80,658	89,483	11%	-10%
Digital Books	10,941	12,636	4%	-9%	30,154	31,588	4%	-4%
	38,684	43,626	16%	-8%	110,812	121,071	14%	-8%

Other Research Revenue	20,116	19,396	8%	8%	57,162	60,062	7%	-4%

Total Revenue	$246,454	248,797	100%	3%	$766,149	747,532	100%	2%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$55,955	64,497	52%	-11%	$164,567	180,599	54%	-9%
Digital Books	11,352	13,102	10%	-13%	36,316	38,739	12%	-6%
Online Test Preparation and Certification	4,030	3,545	4%	14%	12,517	10,666	4%	17%
Other Knowledge Service Revenue	8,164	6,573	8%	26%	20,479	19,203	7%	7%
	79,501	87,717	73%	-8%	233,879	249,207	76%	-6%

Talent Solutions:
Assessment	12,891	6,484	12%	99%	41,200	21,625	13%	91%
Online Learning and Training (A)	16,195	-	15%		31,502		10%
	29,086	6,484	27%	349%	72,702	21,625	24%	236%

Total Revenue	$108,587	94,201	100%	17%	$306,581	270,832	100%	13%

EDUCATION
Books:
Print Textbooks	$40,473	54,389	36%	-23%	$126,786	140,963	41%	-9%
Digital Books	11,042	7,962	10%	41%	25,196	21,522	8%	18%
	51,515	62,351	46%	-14%	151,982	162,485	49%	-5%

Custom Products	13,625	12,892	12%	6%	49,560	43,966	16%	13%

Course Workflow Solutions (WileyPLUS)	20,841	18,575	19%	13%	40,552	35,587	13%	15%

Education Services (Deltak)	22,974	19,144	21%	20%	58,908	50,395	19%	17%

Other Education Revenue	1,909	1,973	2%	-3%	7,062	7,309	2%	-3%

Total Revenue	$110,864	114,935	100%	-2%	$308,064	299,742	100%	4%

Note: Segment Revenue Categorization
Wiley has modified its segment product revenue categories to reflect recent changes to the business, including acquisitions and restructuring. All prior periods have been revised to reflect the new categorization.

(A) Quarter to date results include five months for the Company's most recent acquisition, CrossKnowledge Group, Ltd, aquired in May 2014, which was previously reported on a two-month lag

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	January 31,		April 30,
	2015	2014	2014
Current Assets
Cash & cash equivalents	$260,215	315,985	486,377
Accounts receivable	220,311	205,796	149,733
Inventories	65,027	79,168	75,495
Prepaid and other	68,369	60,540	78,057
Total Current Assets	613,922	661,489	789,662
Product Development Assets	71,124	89,142	82,940
Technology, Property and Equipment	187,643	181,092	188,718
Intangible Assets	933,299	961,931	984,661
Goodwill	964,818	856,707	903,665
Income Tax Deposits	60,133	61,086	64,037
Other Assets	63,069	61,799	63,682
Total Assets	2,894,008	2,873,246	3,077,365

Current Liabilities
Short-term debt	100,000	-	-
Accounts and royalties payable	202,173	205,154	142,534
Deferred revenue	307,783	279,681	385,654
Accrued employment costs	79,063	88,514	118,503
Accrued income taxes	9,450	6,802	13,324
Accrued pension liability	4,567	4,386	4,671
Other accrued liabilities	61,025	48,017	64,901
Total Current Liabilities	764,061	632,554	729,587
Long-Term Debt	588,111	634,000	700,100
Accrued Pension Liability	144,818	195,037	164,634
Deferred Income Tax Liabilities	222,922	199,660	222,482
Other Long-Term Liabilities	89,016	76,005	78,314
Shareholders' Equity	1,085,080	1,135,990	1,182,248
Total Liabilities & Shareholders' Equity	$2,894,008	2,873,246	3,077,365

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Nine Months Ended
	January 31,
	2015	2014
Operating Activities:
Net income	$129,971	124,619
Amortization of intangibles	38,859	33,066
Amortization of composition costs	30,695	33,940
Depreciation of technology, property and equipment	46,225	43,596
Restructuring and impairment charges	23,879	32,113
Restructuring payments	(25,473)	(20,136)
Deferred tax benefits on U.K. rate changes	-	(10,634)
Share-based compensation expense	11,778	10,995
Excess tax (benefits) charges from share-based compensation	(2,487)	2,880
Royalty advances	(77,265)	(83,237)
Earned royalty advances	77,755	77,663
Other non-cash charges and credits	30,407	37,766
Change in deferred revenue	(62,822)	(91,174)
Income tax deposit	(6,814)	(10,433)
Net change in operating assets and liabilities, excluding acquisitions	(60,557)	(27,227)
Cash Provided by Operating Activities	154,151	153,797

Investments in organic growth:
Composition spending	(26,872)	(30,460)
Additions to technology, property and equipment	(47,293)	(38,733)

Free Cash Flow	79,986	84,604

Other Investing and Financing Activities:
Acquisitions, net of cash	(172,661)	(5,150)
Escrowed proceeds from sale of consumer publishing programs	1,100	-
Repayment of long-term debt	(550,083)	(486,600)
Borrowings of long-term debt	435,700	447,600
Borrowings of short-term debt	100,000	-
Change in book overdrafts	(8,742)	(21,859)
Cash dividends	(51,491)	(44,182)
Purchase of treasury shares	(61,981)	(38,533)
Proceeds from exercise of stock options and other	24,492	48,540
Excess tax benefits (charges) from share-based compensation	2,487	(2,880)
Cash Used for Investing and Financing Activities	(281,179)	(103,064)

Effects of Exchange Rate Changes on Cash	(24,969)	305

Decrease in Cash and Cash Equivalents for Period	$(226,162)	(18,155)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(26,872)	(30,460)
Additions to technology, property and equipment	(47,293)	(38,733)
Acquisitions, net of cash	(172,661)	(5,150)
Escrowed proceeds from sale of consumer publishing programs	1,100	-
Cash Used for Investing Activities	$(245,726)	(74,343)

Financing Activities:
Cash Used for Investing and Financing Activities	$(281,179)	(103,064)
Excluding:
Acquisitions, net of cash	(172,661)	(5,150)
Escrowed proceeds from sale of consumer publishing programs	1,100	-
Cash Used for Financing Activities	$(109,618)	(97,914)

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
Chief Operating Officer and
Acting Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: March 10, 2015